Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

August 1, 2014

BankUnited, Inc.

14817 Oak Lane

Miami Lakes, Florida 33016

Re:	BankUnited, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to BankUnited, Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-8 of the Company (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on the date hereof, relating to the registration by the Company of 4,000,000 shares (the “Plan Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the BankUnited, Inc. 2014 Omnibus Equity Incentive Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following: (i) the Plan; (ii) the Registration Statement in the form to be filed with the Commission on the date hereof; (iii) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect, as certified by the Secretary of the State of Delaware; (iv) the Amended and Restated By-Laws of the Company, as amended to date and currently in effect, as certified by Susan W. Greenfield, Senior Vice President and Secretary of the Company; (v) certain resolutions of the board of directors of the Company relating to the Plan, the filing of the Registration Statement and certain related matters, as certified by Susan W. Greenfield, Senior Vice President and Secretary of the Company; (vi) a specimen certificate representing the Common Stock; and (vii) the forms of award agreements under the Plan.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, including endorsements, the legal capacity and competency of all natural persons, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.  We have also assumed that:

(a)                                 all of the Plan Shares will be issued in accordance with the terms of the Plan;

(b)                                 the consideration received by the Company for each of the Plan Shares delivered pursuant to the Plan shall not be less than the par value of the Common Stock; and

(c)                                  the Company and relevant optionholder will have executed a grant certificate, award certificate or other agreement relating to such options in accordance with the terms of the Plan.

We do not express any opinion with respect to the laws of any jurisdiction other than the corporate laws of the State of Delaware and we do not express any opinion as to the effect of any other laws on the opinions stated herein.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Plan Shares have been duly authorized by the Company and, when awarded by the board of directors or the compensation committee of the board of directors of the Company and issued and paid for in accordance with the terms of the Plan and the applicable award agreements under the Plan, the Plan Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations thereunder.  This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP